EXHIBIT 8.2
[letterhead of of Arthur Andersen Belastingadviseurs]

United Pan-Europe Communications N.V.
November 10, 1999
Fred. Roeskestraat 123
1076 EE  AMSTERDAM

The Netherlands

Re.:  10.875% Series B Senior Notes due 2009
      12.5% Series B. Senior Discount Notes due 2009
      Form S-4 Registration Statement, File No. 333-

Ladies and Gentlemen:

We have acted as Netherlands tax counsel to United Pan-Europe Communications N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-4 with the United States Securities and Exchange Commission (the "Registration Statement").

Pursuant to the Registration Statement, (1) up to $800,000,000 aggregate principal amount at maturity and up to (Euro) 300,000,000 aggregate principal amount at maturity of the Company's outstanding 10.875% Senior Notes due 2009 (the "Senior Notes") are exchangeable for up to a like principal amount of the Company's 10.875% Series B Senior Notes due 2009 (the "Senior Exchange Notes") and (2) up to $735,000,000 in aggregate principal amount at maturity of the Company's 12.5% Senior Discount Notes due 2009 (the "Discount Notes", and together with the Senior Notes the "Outstanding Notes") are exchangeable for up to a principal amount of the Company's 12.5% Series B Senior Discount Notes due 2009 (the "Discount Exchange Notes" together with the Senior Exchange Notes the "Exchange Notes", the Outstanding Notes together with the Exchange Notes the "Notes" and the offer of the Company to exchange the Exchange Notes for the Outstanding Notes, the "Exchange Offer"). The Senior Notes and the Discount Notes were, and the Senior Exchange Notes and the Discount Exchange Notes will be issued pursuant to respective indentures dated as of July 30, 1999 between the Company and Citibank N.A. as trustee (the "Indentures").

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November 10, 1999
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We have prepared the discussion in the Registration Statement under the caption
"Certain Tax Consequences - Certain Netherlands Tax Consequences," which is only addressing the Dutch fiscal aspects applicable to holders of the Notes. The discussion under that caption is our opinion of the expected material Dutch fiscal consequences of the Exchange for holders of the Notes, subject to the conditions, limitations and assumptions described therein.

We express no opinion as to any law other than the tax laws of The Netherlands in force at the date hereof as applied and interpreted according to present case law of the Netherlands courts, administrative rulings and authoritative tax law scholars. We have no obligation to update this opinion. Our opinion has no binding effect on the Dutch tax authorities and/or Dutch courts. The Dutch tax authorities may take a position contrary to our opinion and if the matter is litigated, a court may reach a decision contrary to our opinion.

Our opinion is based on the facts and agreements set forth in the Registration Statement, the Indentures, the Registration Rights Agreement, dated July 30, 1999, among the Company and the Initial Purchasers (collectively, the "Note Documents"), which we assume set forth the complete agreement among the parties with respect to the Notes. We assume that the Note Documents will be properly executed in the form submitted to and examined by us and referred to herein and will be valid and binding when executed.

Our opinion may change if (i) applicable law changes (which may have retroactive effect), (ii) any of the facts with respect to the Exchange are inaccurate, incomplete or change or (iii) the conduct of the parties with respect to the Exchange is materially inconsistent with the facts reflected in the Note Documents.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

Yours sincerely,

ARTHUR ANDERSEN
Belastingadviseurs


/s/ Sander Kloosterhof                                         /s/ Hugo Everaerd
Sander Kloosterhof                                             Hugo Everaerd